    As filed with the Securities and Exchange Commission on January 24, 2001
                                                   Registration No. 333-________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              ---------------------

                      THE ROSE GROUP CORPORATION OF NEVADA
               (Exact name of issuer as specified in its charter)


            NEVADA                                        59-3575972
--------------------------------               ---------------------------------
(State or other Jurisdiction of)               (IRS Employer Identification No.)

        1748 Independence Boulevard, Building A, Sarasota, Florida 34234
                    (Address of principal executive offices)

                      CONSULTING AGREEMENT WITH DAVID MARKS
                            (Full title of the plans)

                                 Sheldon R. Rose
                     1748 Independence Boulevard, Building A
                             Sarasota, Florida 34234
                                 (941) 360-6060
                     (Name, Address, including zip code, and
                     telephone number, including area code,
                        of agent for service of process)

                                   ----------

                          Copies of Communications to:
                               John T. Kelly, Esq.
                        Wilentz, Goldman & Spitzer, P.A.
                           90 Woodbridge Center Drive
                          Woodbridge, New Jersey 07095


                                                CALCULATION OF REGISTRATION FEE

================================== ================== ====================== ===================== =================
                                                        Proposed Maximum       Proposed Maximum       Amount of
       Title of Securities           Amount to be        Offering Price       Aggregate Offering   Registration Fee
        to be Registered              Registered          Per Share(1)              Price
---------------------------------- ------------------ ---------------------- --------------------- -----------------
         Common Stock,               580,000 Shares           $.34                $197,200.00            $49.30
   par value $.001 per share
================================== ================== ====================== ===================== =================


------------------
(1) Estimated pursuant to paragraphs (c) and (h) of Rule 457 solely for the purpose of calculating the registration fee, based upon the average of the reported high and low bid price of the shares of Common Stock on January 19, 2001, as reported on the OTC Bulletin Board.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

            The following documents, as filed by The Rose Group Corporation of Nevada (the "Company") with the Securities and Exchange Commission, are incorporated by reference in this Registration Statement and made a part hereof:

      (a) The Company's Annual Report on Form 10-KSB for the year ended December 31, 1999, filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934.

      (b) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the Annual Report referred to in (a) above.

      (c) The description of the Common Stock of the Company that is contained in the Registration Statement on Form 10-SB filed with the Securities and Exchange Commission on October 26, 1999 under Section 12(g) of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

            Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

            All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment that indicate that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

            Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

            Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

            Under Nevada law, director immunity from liability to a corporation or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a corporation's articles of incorporation (which is not the case with the Company's articles of incorporation). Excepted from that immunity are: (i) a willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which the director has a material conflict of interest; (ii) a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful); (iii) a transaction from which the director derived an improper personal profit; and (iv) willful misconduct.

            Under certain circumstances, Nevada law provides for indemnification of the Company's officers, directors, employees and agents against liabilities that they may incur in such capacities. In general, any officer, director, employee or agent may be indemnified against expenses, fines, settlements or judgments arising in connection with a legal proceeding to which such person is a party, if that person's actions were in good faith, were believed to be in the Company's best interest, and were not unlawful. Unless such person is successful upon the merits in such action, indemnification may be awarded only after a determination by independent decision of the board of directors, by legal counsel, or by a vote of the shareholders, that the applicable standard of conduct was met by the person to be indemnified.

            The circumstances under which indemnification is granted in connection with an action brought on the Company's behalf is generally the same as those set forth above; however, with respect to such actions, indemnification is granted only with respect to expenses actually incurred in connection with the defense or settlement of the action. In such actions, the person to be indemnified must have acted in good faith and in a manner believed to have been in the Company's best interest, and must not have been adjudged liable for negligence or misconduct.

            The foregoing is only a summary description and is qualified in its entirety by reference to the applicable Nevada Revised Statutes, specifically Sections 78.037, 78.295, 78.300, 78.7502, 78.751 and 78.752 thereof.

            Section 4.3 of the Company's articles of incorporation limits directors' personal liability to the Company or the Company's shareholders to acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, including repayment of distributions made in violation of Nevada corporate law. Article V of the Company's by-laws provides for indemnification of corporate agents in certain instances and authorizes the purchase of liability insurance with regard thereto. The statutory provisions also grant the Company the power to purchase and maintain insurance which protects the Company's officers and directors against any liabilities incurred in connection with their services in such positions, and such a policy may be obtained by the Company.

            Except as otherwise disclosed herein, the Company has no contracts in effect providing any person or entity with any specific rights of indemnification although the Company's by-laws may authorize the Company's board of directors to enter into and deliver such contracts to provide a person or entity with specific rights of indemnification in addition to the rights provided in the articles of incorporation and by-laws to the fullest extent provided under Nevada law. The Company has no special insurance against liability although the Company's by-laws provide that the Company may, unless prohibited by Nevada law, maintain such insurance.

            Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the Company's directors, officers and controlling persons, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the Company's payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceedings) is asserted by such director, officer or controlling person in connection with any securities being registered, the Company will, unless, in the opinion of the Company's legal counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by the Company is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issues.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

            Not applicable.

ITEM 8.  EXHIBITS.

            The following is a list of exhibits filed as part of this registration statement.

Exhibit Number                               Exhibit
--------------                               -------

4.1 Consulting Agreement between The Rose Group Corporation of Nevada and David Marks dated January 18, 2001

5.1                     Opinion of Wilentz, Goldman & Spitzer, P.A.

23.1                    Consent of Pender Newkirk & Company

23.2 Consent of Wilentz, Goldman & Spitzer, P.A. (included as part of Exhibit 5.1)


ITEM 9.  UNDERTAKINGS.

      (a)   The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                   PROVIDED, HOWEVER, that subparagraphs (a)(1)(i) and
(a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by referenced in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meet all of the requirements for filing on Form S-8 and authorized this registration statement to be signed on its behalf by the undersigned in the City of Sarasota, State of Florida, on the 24th day of January 2001.


                               THE ROSE GROUP CORPORATION
                                  OF NEVADA


                               By: /s/ Sheldon R. Rose
                                   ---------------------------------------------
                                   SHELDON R. ROSE,
                                   Director, President and Chief Executive
                                   Officer and Chief Financial Officer
                                   (Principal Executive Officer and
                                   Principal Financial and Accounting Officer)


      In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:


/s/ Sheldon R. Rose                                   Dated:   January 24, 2001
------------------------------------
Sheldon R. Rose
Chairman


/s/ Francine H. Nichols                               Dated:   January 24, 2001
------------------------------------
Francine H. Nichols
Director


/s/ Dr. Arnold L. Tanis                               Dated:   January 24, 2001
------------------------------------
Dr. Arnold L. Tanis
Director


/s/ Rose C. Smith                                     Dated:   January 24, 2001
------------------------------------
Rose C. Smith
Director

                                INDEX TO EXHIBITS

Exhibit
Number                                       Exhibit
-------                                      -------

4.1 Consulting Agreement between The Rose Group Corporation of Nevada and David Marks dated January 18, 2001


5.1                     Opinion of Wilentz, Goldman & Spitzer, P.A.


23.1                    Consent of Pender Newkirk & Company

23.2                    Consent of Wilentz, Goldman & Spitzer, P.A.
                        (included as part of Exhibit 5.1)